EXHIBIT 32.1
CERTIFICATION
     In connection with the Quarterly Report of Pharmion Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Patrick J. Mahaffy, the Chief Executive Officer of the Company, and Erle T. Mast, the Chief Financial Officer of the Company, each hereby certifies that:
1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK J. MAHAFFY	/s/ ERLE T. MAST

Patrick J. Mahaffy Chief Executive Officer (Principal Executive Officer)	Erle T. Mast Chief Financial Officer (Principal Financial Officer)

Dated: November 8, 2006	Dated: November 8, 2006